FOR IMMEDIATE RELEASE

Labcorp Contacts:
Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Michele Mazur — 336-436-8263
Media@Labcorp.com

LABCORP TO ANNOUNCE FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS ON FEBRUARY 10, 2022

BURLINGTON, N.C., Jan. 10, 2022 — Labcorp (NYSE: LH), a leading global life sciences company, will release its financial results for the fourth quarter and full year 2021 before the market opens on Thursday, February 10, 2022. The company will host a conference call and webcast beginning at 9 a.m. ET that day to discuss the results. The earnings release and accompanying financial information will be posted on the Labcorp Investor Relations website.

Interested parties can access the conference call by dialing 1-877-825-4844 within the U.S. and Canada, or 1-631-813-4900 internationally, using the conference ID 1756959. In addition, a real-time webcast of the conference call will be available on the Labcorp Investor Relations website.

An audio replay of the conference call will be available from 1 p.m. ET on February 10, 2022, until 11:30 p.m. ET on February 24, 2022, by dialing 1-855-859-2056 within the U.S. and Canada, or 1-404-537-3406 internationally, using the conference ID 1756959. The webcast of the conference call will be archived and accessible through January 27, 2023, on the Labcorp Investor Relations website.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and improve lives. With more than 70,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $14 billion in FY2020. Learn about Labcorp at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.

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